Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement No. 811-5603 on Form N-14 of Merrill Lynch World Income Fund, Inc. (the "Fund") of our report dated February 15, 2002 appearing in the December 31, 2001 Annual Report of the Fund, and to the references to us under the caption "COMPARISON OF THE FUNDS - Financial Highlights - World Income" and "EXPERTS", appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
October 11, 2002